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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 1, 1999, except as to Note 8 for which the date is May 28, 1999, relating to the financial statements which appear in Amendment No. 1 to Mattel, Inc.'s Annual Report on Form 10-K/A and our report dated February 1, 1999, except as to Note 8 for which the date is May 28, 1999, relating to the financial statement schedule which appears in such Annual Report on Form 10-K/A. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 1, 1999, except as to Note 8 and the merger with The Learning Company, Inc. described in Note 12 which are as of May 28, 1999, which appears in the Current Report on Form 8-K dated June 11, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California

June 11, 1999